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                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022


                                                               October 6, 1999


HomeServices.Com Inc.
6800 France Avenue South, Suite 600
Edina, Minnesota 55435


                    Re: HomeServices.Com Inc.
                        Registration Statement on Form S-1
                        (File No. 333-82997)
                        -----------------------------------


Ladies and Gentlemen:


         We have acted as counsel to HomeServices.Com Inc., a Delaware corporation (the "Company"), in relation to the initial public offering by the Company of up to 2,515,625 shares (including 328,125 shares subject to an over-allotment option) (the "Primary Shares") and the sale by MidAmerican Energy Holdings Company, an Iowa corporation ("MidAmerican Holdings"), of up to 1,796,875 shares (including 234,375 shares subject to an over-allotment option) (the "Secondary Shares" and, together with the Primary Shares, the "Shares"), of the Company's common stock, par value $0.01 per share (the "Common Stock").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-82997) as filed with the Securities and Exchange Commission (the "Commission") on July 16, 1999 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on


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HomeServices.Com Inc.
October 6, 1999
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August 24, 1999 under the Act; (iii) Amendment No. 2 to the Registration
Statement as filed with the Commission on August 31, 1999 under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on September 13, 1999 under the Act; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on September 20, 1999 under the Act; (vi) Amendment No. 5 to the Registration Statement as filed with the Commission on October 6, 1999 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (vii) a draft of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, and U.S. Bancorp Piper Jaffray Inc., as representatives of the several underwriters named therein (the "Underwriters"), in the form filed as Exhibit 1.1 to the Registration Statement;
(viii) a specimen certificate representing the Common Stock, in the form filed as Exhibit 4.1 to the Registration Statement; (ix) the Certificate of Incorporation of the Company, as currently in effect; (x) the By-Laws of the Company, as currently in effect; (xi) a draft of the Amended and Restated Certificate of Incorporation of the Company, in the form filed as Exhibit 3.3 to the Registration Statement; (xii) a draft of the Amended and Restated By-Laws of the Company, in the form filed as Exhibit 3.4 to the Registration Statement;
(xiii) a draft of the Agreement and Plan of Merger ("Merger Agreement") between MidAmerican Realty Services Company, an Iowa corporation ("MidAmerican Realty"), and the Company, relating to the merger of MidAmerican Realty with and into the Company (the "Merger"), in the form filed as Exhibit 2.1 to the Registration Statement; (xiv) a draft of the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in the form attached as an exhibit to the draft Merger Agreement (the "Certificate of Merger"), which Certificate of Merger also sets forth the changes to the Certificate of Incorporation of the Company to be effected by the Merger; (xv) certain resolutions of the Board of Directors of the Company, dated July 13, 1999, and drafts of certain resolutions (the "Draft Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee"), relating to the issuance and sale of the Shares, the Merger and related matters; and (xvi) certain resolutions of the stockholders of the Company, dated October 6, 1999, relating to the Merger and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


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HomeServices.Com Inc.
October 6, 1999
Page 3


In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such other parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such other parties of such documents and the validity and binding effect thereof on such other parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. When (i) the Registration Statement becomes effective under the Act;
(ii) the Draft Resolutions have been adopted by the Pricing Committee; (iii) the price at which the Primary Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Primary Shares have been approved by the Pricing Committee in accordance with the Draft Resolutions; (iv) the Underwriting Agreement has been duly executed and delivered; (v) certificates representing the Primary Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement; and
(vi) the Merger Agreement has been duly executed and delivered and the Certificate of Merger has been duly executed and filed with the Secretary of State of the State of Delaware, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

         2. When (i) the Registration Statement becomes effective under the Act;
(ii) the certificates representing the Secondary Shares in the form of the


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HomeServices.Com Inc.
October 6, 1999
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specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar; and (iii) the Merger Agreement has been duly executed and delivered and the Certificate of Merger has been duly executed and filed with the Secretary of State of the State of Delaware, the issuance and sale of the Secondary Shares will have been duly authorized, and the Secondary Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.




                                                     Very truly yours,
                                                     /s/ Skadden, Arps, Slate,
                                                         Meagher & Flom LLP